UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2019

Tutor Perini Corporation

(Exact Name of Registrant as Specified in its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	1-6314 (Commission File Number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093

(Address of Principal Executive Offices, and Zip Code)

(818) 362-8391

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TPC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

On December 13, 2019, Tutor Perini Corporation (the “Company”) issued a press release announcing an adverse jury verdict in the case of Washington State Department of Transportation (“WSDOT”) v. Seattle Tunnel Partners (“STP”). As previously disclosed in the Company’s prior Form 10-K and 10-Q filings, the case relates to the construction of the SR 99 Alaskan Way Viaduct Replacement Project (the “Project”) by STP, a joint venture managed by Dragados USA, Inc., with the Company holding a 45% share as a minority partner.

STP intends to appeal the verdict in this case, which conflicts directly with the findings of a Dispute Review Board’s (“DRB”) proceedings that were conducted over the course of the Project, including a key unanimous finding by the DRB that a steel pipe casing unexpectedly encountered by the tunnel boring machine operated by STP constituted a “differing site condition.” The DRB was comprised of a panel of three independent, preeminent technical experts in tunneling projects. Over the past several years, STP has consistently asserted that it is owed compensation for substantial costs incurred as a result of the damage caused to the tunnel boring machine by the unexpected encounter with the steel pipe casing and the subsequent delays and repairs that ensued.

As a result of the unexpected adverse jury verdict, the Company expects to record an estimated after-tax charge of approximately $119 million (approximately $167 million pre-tax and assuming an effective tax rate of 28.5%) in the fourth quarter of 2019. The charge includes a pre-tax accrual of $25.7 million (which is the Company’s 45% proportionate share of the $57.2 million in damages awarded by the jury to WSDOT). Payment of damages would only be made if the adverse verdict is upheld on appeal or if the payment is not otherwise secured by a bond during the course of the appeal. Other than the possible payment in cash of $25.7 million in damages, the charge is for non-cash write-downs primarily related to the costs and estimated earnings in excess of billings and receivables that the Company previously recorded to reflect its expected recovery in this case.

STP is also pursuing claims against insurance policies that covered the Project in King County, Washington, with a trial expected to begin in the latter part of 2021. The Company’s financial statements will continue to include an estimate of the total anticipated recovery in this insurance case.

Note Regarding Forward-Looking Statements

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding the Company’s expectations about the future resolution of disputed amounts and future cash collections, and statements regarding estimates and anticipated future results or performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and estimates are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: unfavorable outcomes of existing or future litigation or dispute resolution proceedings against clients (project owners, developers, general contractors, etc.), subcontractors or suppliers; the requirement to perform extra, or change order, work resulting in disputes or claims or adversely affecting our working capital, profits and cash flows; risks and other uncertainties associated with assumptions and estimates used to prepare financial statements; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed on February 27, 2019 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Date: December 19, 2019	By:	/s/ Gary G. Smalley
Gary G. Smalley
Executive Vice President and Chief Financial Officer

3